Exhibit 10.1
FIRST AMENDMENT
TO
INVESTOR RIGHTS AGREEMENT
This First Amendment to Investor Rights Agreement (this “First Amendment”) is entered into by and among Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), and the holders named on the signature page hereto (collectively the “Holders”).
RECITALS:
WHEREAS, the Company and Oil and Gas Rental Services, Inc., a Louisiana company, entered into that certain Investor Rights Agreement dated as of December 18, 2006 (the “Agreement”); and
WHEREAS, the Company and the Holders desire to amend Section 2(b) of the Agreement.
NOW THEREFORE, in consideration of the premises and the respective covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendment. Section 2(b) of the Agreement is hereby deleted in its entirety and the following substituted in its place:
Termination of Designation Rights. The Holders of a majority of the Shares shall not be entitled to designate any nominees for election to the Board pursuant to this Agreement from and after the date (the “Designation Rights Termination Date”) that is June 23, 2008.
2. Terms Defined in Agreement. As used in this First Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement have the same meanings herein as therein, all of such terms and their definitions being incorporated by reference.
3. Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this First Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other discussion, such other content being controlling as to the Agreement among the parties hereto.
4. Counterparts. This First Amendment may be executed in multiple counterparts. It will not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Entire Agreement. This First Amendment embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior commitments, agreements, representations and understandings whether written or oral, relating to this First Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.
6. Modification. Except as expressly modified by this First Amendment, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of June 23, 2008.

COMPANY: ALLIS-CHALMERS ENERGY INC.
/s/ Theodore F. Pound III
Theodore F. Pound III
General Counsel & Secretary

HOLDERS:
/s/ B. A. Adams, Sr.
B. A. Adams, Sr.

/s/ Burt A. Adams
Burt A. Adams

/s/ Brad A. Adams
Brad A. Adams

/s/ Ben A. Adams
Ben A. Adams

Leah Kathryn Guarisco

Maria Cedes Guarisco

Laura Lea Guarisco

/s/ Victor Guarisco II
Victor Guarisco II

/s/ Luke Victor Guarisco
Luke Victor Guarisco

Victoria Ann Guarisco

Jonathan Lawrence Guarisco

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